Report of Independent Registered Public Accounting
Firm

The Board of Trustees and Shareholders
SEI Asset Allocation Trust:
In planning and performing our audits of the
financial statements of the SEI Asset Allocation
Trust, comprising the Diversified Conservative
Income, Diversified Conservative, Diversified Global
Moderate Growth, Diversified Moderate Growth,
Diversified Global Growth, Diversified Global Stock,
Diversified U.S. Stock, Defensive Strategy, TM
Defensive Strategy Allocation, Conservative
Strategy, TM Conservative Strategy Allocation,
Moderate Strategy, TM Moderate Strategy Allocation,
Aggressive Strategy, Tax-Managed Aggressive
Strategy, Core Market Strategy, TM Core Market
Strategy Allocation, Market Growth Strategy, and TM
Market Growth Strategy Allocation Funds as of and
for the year ended March 31, 2006, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered its
internal control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion  on the effectiveness of  SEI Asset
Allocation Trusts internal control over financial
reporting.  Accordingly, we express no such opinion.
The management of SEI Asset Allocation Trust is
responsible for establishing and maintaining
effective internal control over financial reporting.
In fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls.  A
companys internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance with
U.S. generally accepted accounting principles.  Such
internal control includes policies and procedures
that provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use or disposition of a companys assets
that could have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements.  Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or that
the degree of compliance with the policies or
procedures may deteriorate.
A control deficiency exists when the design or
operation of a control does not allow management or
employees, in the normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis.  A significant
deficiency is a control deficiency, or combination
of control deficiencies, that adversely affects the
companys ability to initiate, authorize, record,
process or report external financial data reliably
in accordance with U.S. generally accepted
accounting principles such that there is more than a
remote likelihood that a misstatement of the
companys annual or interim financial statements
that is more than inconsequential will not be
prevented or detected.  A material weakness is a
significant deficiency, or combination of
significant deficiencies, that results in more than
a remote likelihood that a material misstatement of
the annual or interim financial statements will not
be prevented or detected.
Our consideration of SEI Asset Allocation Trusts
internal control over financial reporting was for
the limited purpose described in the first paragraph
and would not necessarily disclose all deficiencies
in internal control that might be significant
deficiencies or material weaknesses under standards
established by the Public Company Accounting
Oversight Board (United States).  However, we noted
no deficiencies in SEI Asset Allocation Trusts
internal control over financial reporting and its
operation, including controls for safeguarding
securities, that we consider to be a material
weakness as defined above as of March 31, 2006.
This report is intended solely for the information
and use of management and the Board of Trustees of
SEI Asset Allocation Trust and the Securities and
Exchange Commission and is not intended to be and
should not be used by anyone other than these
specified parties.
/s/ KPMG LLP
Philadelphia, Pennsylvania
May 26, 2006